                                                                    EXHIBIT 10.1


                     AMENDED AND RESTATED LICENSE AGREEMENT


     THIS AMENDED AND RESTATED LICENSE AGREEMENT (this "Agreement") is made and entered into effective as of the 1st day of September, 2001 (the "Effective Date"), by and between CALIFORNIA INSTITUTE OF TECHNOLOGY ("Licensor"), a California not-for-profit corporation, having a principal place of business at 1200 East California Boulevard, Pasadena, California 91125, and LIQUIDMETAL TECHNOLOGIES, a California corporation formerly known as Amorphous Technologies International, having a principal place of business at 25800 Commercentre Drive, Suite 100, Lake Forest, California 92630 ("Licensee").


                                   WITNESSETH:

     WHEREAS, Dr. William L. Johnson, as an employee of Licensor ("Johnson"), and others working in his laboratory have developed certain technology relating to amorphous metal materials; and

     WHEREAS, Licensor and Licensee have previously entered into a License Agreement, dated January 1, 1998, as amended by a First Addendum dated May 12, 2000 (collectively, the "License Agreement"), pursuant to which Licensor has licensed to Licensee certain technology and patents relating to amorphous metal materials; and

     WHEREAS, Licensor and Licensee desire to clarify and amend the rights and licenses set forth in the License Agreement and to grant additional consideration therefor; and

     WHEREAS, Licensor and Licensee therefore desire to amend and restate the License Agreement upon the terms and conditions set forth in this Agreement, and this Agreement shall supersede and replace the License Agreement in its entirety and neither party shall have any further obligations under the License Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth herein, the Licensor and Licensee agree as follows:


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                                    ARTICLE 1

                                   DEFINITIONS

     1.1 DEFINITIONS. For purposes of this Agreement and except as otherwise specifically set forth herein, the following capitalized terms shall have the following meanings:

     1.2 "LICENSED PRODUCT" means any product, device, service or system of any type whatsoever which, in whole or in part, is covered by, is made by a process covered by, or which utilizes in any respect any Caltech Technology.

     1.3 "AFFILIATE" means any corporation, limited liability company or other legal entity which directly or indirectly controls, is controlled by, or is under common control with Licensee or its successors or assigns, or any successor or assign of such an entity. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of at least fifty-one percent (51%) of the outstanding shares on a fully diluted basis or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

     1.4 "LICENSED PATENT RIGHTS" means Licensor's rights under all patents and patent applications listed in Exhibit A attached hereto, as well as all foreign counterpart patents and patent applications (including future foreign counterparts to the patents and patent applications listed in Exhibit A); any patents which issue on the applications listed in Exhibit A; all reissues, reexaminations, renewals, extensions, divisionals, continuations, and continuations-in-part of the foregoing patents and patent applications; and any foreign counterparts and any other forms of protection directed to the inventions covered by the patents or patent applications listed in Exhibit A .

     1.5 "CALTECH TECHNOLOGY" means the Licensed Patent Rights and the Amorphous Alloy Technology.

     1.6 "AMORPHOUS ALLOY TECHNOLOGY" means all proprietary information, know-how, procedures, methods, prototypes, designs, inventions (whether patentable or not), technical data and reports owned by Licensor or to which Licensor otherwise has rights that are necessary or


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useful in the development of, or which otherwise relate or pertain to, amorphous alloys and composite materials containing amorphous alloys.

     1.7 "LIGHTWEIGHT ALLOY TECHNOLOGY" means all amorphous alloys other than Non-Lightweight Amorphous Alloys as defined in Paragraph 1.8.

     1.8 "NON-LIGHTWEIGHT ALLOY TECHNOLOGY" means all Amorphous Alloy Technology that is necessary or useful in the development of, or which otherwise relates or pertains to, Non-Lightweight Amorphous Alloys and composite materials containing Non-Lightweight Amorphous Alloys. For this purpose, a "Non-Lightweight Amorphous Alloy" is either a) a solid amorphous alloy in a virgin, nonporous state having a density of at least 4.0 g/cc or b) an amorphous alloy that contains zirconium or titanium (or combination of both) in an amount that is not less than 10% (atomic) of said alloy.


                                    ARTICLE 2

                              PATENT LICENSE GRANT

     2.1  Licensor hereby grants to Licensee the following rights:

          (a)  an exclusive, irrevocable, paid-up license under:

               i.   All Licensed Patent Rights;

               ii. All Amorphous Alloy Technology existing as of the Effective Date; and

               iii. All Non-Lightweight Alloy Technology solely arising in the laboratory of Johnson in whole or in part anytime after the Effective Date but prior to the fourth anniversary of the Effective Date to research, develop, make, have made, import, have imported, use, have used, sell, have sold, offer for sale, have offered for sale, and otherwise exploit Licensed Products throughout the world;

          (b) Licensor hereby grants to Licensee a nonexclusive, irrevocable, paid-up license under all Non-Lightweight Alloy Technology arising solely in the laboratory of Johnson in whole or in part that is legally available anytime after the fourth anniversary of the Effective

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Date to research, develop, make, have made, import, have imported, use, have used, sell, have sold, offer for sale, have offered for sale, and otherwise exploit Licensed Products throughout the world; and

          (c) Licensor shall notify Licensee in writing promptly upon the discovery by Licensor of any Lightweight Alloy Technology arising solely in the laboratory of Johnson which is legally available for license by Licensor and which is discovered in whole or part after the Effective Date but prior to the third anniversary of the Effective Date, and Licensor agrees to grant, upon written request by Licensee, a license to Licensee on fair and reasonable terms with Licensor for such Lightweight Alloy Technology. Both Licensor and Licensee agree to negotiate such license in good faith. If the parties cannot agree upon the terms of such license, Licensor agrees not grant to another party a license to such Lightweight Alloy Technology on terms more favorable to the other party than those that Licensee is willing to accept.

     2.2 These licenses are subject to: (a) the reservation of Licensor's right to make, have made, and use Licensed Products for noncommercial educational and research purposes, but not for sale or other distribution to third parties (provided that the exercise of this reserved license shall be subject to Article 10 below); and (b) the rights of the U.S. Government under Title 35, United States Code, Section 200 et seq., including but not limited to the grant to the U.S. Government of a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced any invention conceived or first actually reduced to practice in the performance of work for or on behalf of the U.S. Government throughout the world. These licenses are not transferable by Licensee except as provided in Paragraph 13.11, but Licensee shall have the right to grant nonexclusive or exclusive sublicenses hereunder, and to grant to sublicensees the right to grant sublicenses. Licensee may grant sublicenses of no greater scope than the license granted under Paragraph 2.1.

     2.3 Any sublicenses granted by Licensee, including, without limitation, any nonexclusive sublicenses, shall remain in effect and be assigned to Caltech in the event this license terminates pursuant to Paragraph 9.2; provided, the financial obligations of each sublicensee to Caltech shall be limited to the amounts that the sublicensee shall be obligated to pay to Licensee under

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

the terms of the respective sublicense. In such event and subject to the preceding sentence, Caltech shall assume all the rights and obligations of Licensee under such sublicenses.


                                    ARTICLE 3

                                   TECHNOLOGY

     3.1 With respect to all Caltech Technology existing as of the Effective Date, Licensor shall disclose, transmit and deliver to Licensee, orally and in writing, all of such Caltech Technology on or before the expiration of one month from the Effective Date. With respect to any other Caltech Technology licensed hereunder, Licensor shall disclose the same to Licensee within one month of its conception. Such communication of information shall include, but not be limited to, the delivery by Licensor to Licensee of the patent applications for the Licensed Patent Rights, all background and back-up information, patent prosecution information, test results and other information relevant in any way to the Licensed Patent Rights and the other Caltech Technology.

     3.2 Each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, however, that disclosures may be made as required by securities or other applicable laws, or to actual or prospective investors or corporate partners, or to a party's accountants, attorneys, and other professional advisors. Notwithstanding the above, each party shall be entitled to disclose the fact that Licensee has been granted a license under the Licensed Patent Rights.


                                    ARTICLE 4

                       PROSECUTION OF PATENT APPLICATIONS

     4.1 PROSECUTION. Licensor shall use its best efforts to file for patents covering any Caltech Technology licensed hereunder for which a patent application has not already been filed, and Licensor shall prosecute any and all patent application(s) in connection with such Caltech Technology. Licensee shall select patent counsel for this purpose, and Licensor shall permit Licensee to review all patent applications and claims made therein, and Licensor shall make all reasonable revisions thereto as may be requested by Licensee prior to filing. The reasonable costs and fees associated with prosecuting such patent applications and maintaining the resulting

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patents shall be borne by Licensee. In the event that Licensee elects not to pay any of the foregoing patent application costs and fees with respect to a particular application or patent, Licensor may, at its option, continue such prosecution or maintenance, although any patent resulting from such prosecution or maintenance will thereafter no longer be subject to an exclusive license hereunder (and such license shall instead become a nonexclusive license with respect to such patent).

     4.2 PROSECUTION BY LICENSEE. If Licensor declines to file and prosecute an application to obtain one or more Patent(s) on any Caltech Technology, then Licensee may elect to file or take over the prosecution of any such patent application, and Licensee shall bear all expenses incurred in connection with such prosecution. Licensor agrees to fully cooperate with Licensee in preparing, filing, prosecuting, and maintaining any such patent applications and patents, and Licensor agrees to execute any documents as shall be necessary for such purpose and not to impair in any way the patentability of such Caltech Technology.

     4.3 LICENSE TO NEW PATENTS. If at any time after the Effective Date any new patents are issued with respect to any Non-Lightweight Alloy Technology that (i) is not already included in the Licensed Patent Rights and (ii) is subject to a license as set forth in Paragraph 2.1(a)(iii) hereof, then Licensee shall have an exclusive, irrevocable, paid-up license with respect to all such patents as though they were included as a part of the Licensed Patent Rights hereunder.


                                    ARTICLE 5

                            CONSIDERATION FOR LICENSE

     5.1 In consideration of the rights and licenses granted hereunder, Licensee will pay a one-time license fee to Licensor in the form of cash equal to US$150,000 payable upon execution of this Agreement by Licensor in three installments of US$50,000 each, the first installment of which is due upon execution of this Agreement with the subsequent installments due three months and six months after the Effective Date.



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                                    ARTICLE 6

                                  INFRINGEMENT

     6.1 COOPERATION. The parties agree to provide reasonable cooperation to each other respecting any threatened or actual unauthorized use or infringement by third parties of the Licensed Technology which may come to their attention. Each party shall promptly notify the other of such unauthorized activities.

     6.2 ENFORCEMENT BY LICENSOR. Licensor shall not be obligated to bring suit for infringement or have any responsibility for taking or defending any action whatsoever against or by infringers or alleged infringers of the Licensed Technology, provided that Licensor shall have the right and option, upon written request to Licensee, to participate in any such action, to contribute funds to the prosecution of such action, and to be represented by counsel.

     6.3 ENFORCEMENT BY LICENSEE. To the extent that Licensee commences an action for infringement of the Licensed Technology, Licensor agrees to join in such action upon Licensee's request. In the event that Licensee receives any damages or amounts in settlement in any action against a third party for infringement of the Licensed Technology, then Licensee shall be entitled to entire the amount by which such award or settlement amount exceeds all of the expenses incurred by Licensee in connection with such infringement action.


                                    ARTICLE 7

                           REPRESENTATIONS OF LICENSOR

     7.1 Licensor hereby covenants, represents, and warrants to Licensee as follows:

          (a) There are no liens, mortgages, commitments, obligations and encumbrances of any kind or any nature whatsoever against the Caltech Technology;

          (b) There are no outstanding options, licenses or agreements of any kind relating to the Caltech Technology, other than this Agreement and the rights of the United States government that may arise from Caltech Technology that was supported by federal funding as described in Exhibit A;

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

          (c) Licensor has full power to grant the rights, licenses and privileges granted herein and can perform as set forth in this Agreement without violating the terms of any agreement that Licensor has with any third party.

          (d) Johnson, the other individuals working in Johnson's laboratory, and the other individuals working on the Licensed Technology have each assigned all of their rights to, and proprietary rights in, the Caltech Technology, and Licensor will cause future employees to assign their rights to future-developed Caltech Technology to Licensor.

     7.2 The parties agree that nothing in this Agreement shall be construed as:

          (a) a warranty or representation that anything made, used, sold, or otherwise disposed of hereunder is or will be free from infringement of rights of third parties; or

          (b) an obligation by Licensor to bring or prosecute actions or suits against third parties for infringement of the Caltech Technology; or

          (c) conferring by implication, estoppel or otherwise, any license or rights under any patents of Licensor other than the Caltech Technology, regardless of whether such other patents are dominant or subordinate to the Caltech Technology.

     7.3 THE PARTIES HEREBY AGREE THAT LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE CALTECH TECHNOLOGY.


                                    ARTICLE 8

                                  DUE DILIGENCE

     8.1 Licensee shall have sole discretion over the commercialization of Licensed Products. However, if Licensee at any time after the Effective Date fails to have at least one Program (defined below) in effect, and if such failure continues for a period of 18 or more consecutive months without the commencement, recommencement, or maintenance of a new Program or prior Program, then Licensor shall have the right, upon 180-days prior written notice to Licensee


                                       8

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(a "Conversion Notice"), to convert the license set forth in Paragraph 2.1(a)
hereof into a non-exclusive license. Notwithstanding the foregoing, if Licensee commences or maintains any type of Program whatsoever during the 180-day period following the delivery of a Conversion Notice, then Licensor's right to convert the license to a non-exclusive license shall terminate. For purposes hereof, the term "Program" means any research program, product development program, manufacturing program, licensing (or sublicensing) program, marketing program, or business program of any type, as determined by Licensor in its sole discretion, which utilizes or exploits any Caltech Technology in any respect for commercial purposes. In the event that Licensor delivers a Conversion Notice pursuant to this section and Licensee believes in good faith that the conditions for conversion of the license have not occurred, then such dispute shall be resolved in accordance with Article 11 of this Agreement, in which case the conversion of the license to a non-exclusive license shall not be effective unless and until Licensor shall have received a favorable decision from the arbitrator pursuant to Article 11. In any such proceeding, the Licensor shall have the burden of proof with respect to the issue of whether or not the conditions for conversion have occurred.


                                    ARTICLE 9

                                 TERM OF LICENSE

     9.1 This Agreement and the rights and licenses hereunder shall be in effect beginning on the Effective Date and continuing in perpetuity thereafter, except that the license of any patent hereunder shall terminate on the date on which such patent expires.

     9.2 If this Agreement is materially breached by either party, which breach may include an uncured failure to make a material payment obligation pursuant to Paragraph 4.1, the nonbreaching party may elect to give the breaching party written notice describing the alleged breach. If the breaching party has not cured such breach within sixty (60) days after receipt of such notice, the notifying party will be entitled, in addition to any other rights it may have under this Agreement, to terminate this Agreement effective immediately; provided, however, that if either party receives notification from the other of a material breach and if the party alleged to be in default notifies the other party in writing within thirty (30) days of receipt of such default notice that it disputes the asserted default, the matter will be submitted to arbitration as provided in Article 11 of this Agreement. In such event, the nonbreaching party shall not have the right to terminate this Agreement until it has been determined in such arbitration proceeding that the other party materially breached this Agreement, and the breaching party fails to cure such breach within ninety (90) days after the conclusion of such arbitration proceeding.

     9.3 Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.


                                   ARTICLE 10

                                 CONFIDENTIALITY

     10.0 Licensor and Licensee agree that the Caltech Technology and the existence of this Agreement shall be held in strict confidence and that no information concerning the same shall be disclosed by either party hereto to any third party without the prior written consent of the other party, except as may be required by law (including compulsory legal process) and except as provided in Paragraph 3.2 above. Information shall not be considered confidential or subject to this Article 10 if it can be demonstrated to have become part of the public domain by publication of a patent or by any other means except an unauthorized act or omission by a party to this Agreement. Notwithstanding the foregoing, Licensee shall have the right, without Licensor's consent, to disclose the Caltech Technology to third parties in connection with the exercise of its rights and license hereunder. In addition, notwithstanding the provisions of this Article 10, Licensor may publish any Amorphous Alloy Technology, including dissemination of results, existing as of the Effective Date, provided that such publication is solely for noncommercial educational and research purposes and is in accordance with the Licensor's rights granted in Section 2.2(a) herein.

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                                   ARTICLE 11

                               DISPUTE RESOLUTION

     11.0 Any and all disputes of whatever nature arising, between the parties of this Agreement or the underlying business relationship, including termination thereof, and which is not resolved between the parties themselves, shall be submitted to binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect as of the Effective Date. Such arbitration shall take place in the State of California. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. Arbitration hereunder shall be in lieu of all other remedies and procedures available to the parties.


                                   ARTICLE 12

                                PRODUCT LIABILITY

     12.1 Licensee agrees that Licensor shall have no liability to Licensee or to any purchasers or users of Licensed Products made or sold by Licensee for any claims, demands, losses, costs, or damages suffered by Licensee, or purchasers or users of Licensed Products, or any other party, which may result from personal injury, death, or property damage related to the manufacture, use, or sale of such Licensed Products ("Claims"). Licensee agrees to defend, indemnify, and hold harmless Licensor, its trustees, officers, agents, and employees from any such Claims, provided that (i) Licensee is notified promptly of any Claims,
(ii) Licensee has the sole right to control and defend or settle any litigation within the scope of this indemnity, and (iii) all indemnified parties cooperate to the extent necessary in the defense of any Claims.

     12.2 At such time as Licensee begins to sell or distribute Licensed Products (other than for the purpose of obtaining regulatory approvals), Licensee shall at its sole expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 in annual aggregate and naming those indemnified under Paragraph 12.1 as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Licensee's indemnification under Paragraph 12.1. In the event the aforesaid product liability coverage does not

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provide for occurrence liability, Licensee shall maintain such comprehensive general liability insurance for a reasonable period of not less than five (5) years after it has ceased commercial distribution or use of any Licensed Product.

     12.3 Licensee shall provide Licensor with written evidence of such insurance upon request of Licensor. Licensee shall provide Licensor with notice at least fifteen (15) days prior to any cancellation, non-renewal or material change in such insurance, to the extent Licensee receives advance notice of such matters from its insurer. If Licensee does not obtain replacement insurance providing comparable coverage within sixty (60) days following the date of such cancellation, non-renewal or material change, Licensor shall have the right to terminate this Agreement effective at the end of such sixty (60) day period without any additional waiting period; provided that if Licensee uses reasonable efforts but is unable to obtain the required insurance at commercially reasonable rates, Licensor shall not have the right to terminate this Agreement, and Licensor instead shall cooperate with Licensee to either grant a waiver of Licensee's obligations under this Article or assist Licensee in identifying a carrier to provide such insurance or in developing a program for self-insurance or other alternative measures. The previous Article shall survive the termination of this Agreement.


                                   ARTICLE 13

                                  MISCELLANEOUS

     13.1 Notices. All notice, requests, demands and other communications hereunder shall be in English and shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents with confirmation of receipt; or (c) sent to the parties at their respective addresses indicated herein by registered or certified mail, return receipt requested and postage prepaid, or by private overnight mail courier services with confirmation of receipt. The respective addresses to be used for all such notices, demands or requests are as follows:


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             (a)   If to LICENSOR, to:

                   California Institute of Technology

                   1200 East California Boulevard

                   Mail Code  210-85

                   Pasadena, CA  91125

                   ATTN:  Director, Technology Transfer

                   Phone No.:  (626) 395-3288

                   Fax No.:  (626) 356-2486


Or to such other person or address as Licensor shall furnish to Licensee in writing.


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             (b)   If to LICENSEE, to:

                   Liquidmetal Technologies

                   25800 Commercentre Drive, Suite 100

                   Lake Forest, CA   92630

                   ATTN:  John Kang, CEO

                   Phone No.:  (949) 206-8000

                   Fax No.:  (949) 206-8008



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If personally delivered, such communication shall be deemed delivered upon actual receipt by the "attention" addressee or a person authorized to accept for such addressee; if transmitted by facsimile pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt by the "attention" addressee or a person authorized to accept for such addressee; and if sent by mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Paragraph 13.1.

     13.2 Severability. Each provision contained in this Agreement is declared to constitute a separate and distinct covenant and provision and to be severable from all other separate, distinct covenants and provisions. It is agreed that should any clause, condition or term, or any part thereof, contained in this Agreement be unenforceable or prohibited by law or by any present or future legislation then such clause, condition, term or part thereof, shall be amended, and is hereby amended, so as to be in compliance with the said legislation or law but, if such clause, condition or term, or part thereof, cannot be amended so as to be in compliance with the said legislation or law but, if such clause, condition or term, or part thereof, cannot be amended so as to be in compliance with any such legislation or law, then such clause, condition, term or part thereof is severable from this Agreement all the rest of the clauses, terms and conditions or parts thereof contained in this Agreement shall remain unimpaired.

     13.3 No Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     13.4 Governing Law. This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of California,

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excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

     13.5 Waiver. No waiver of a breach of any provision of this Agreement shall be deemed to be, or shall constitute, a waiver of a breach of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver of such breach unless otherwise expressly provided in such waiver.

     13.6 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     13.7 Counterparts/Facsimiles. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original. Facsimile signatures shall be deemed original.

     13.8 Recitals. The recitals to this Agreement are true and correct and are made a part of this Agreement.

     13.9 No Endorsement. Licensee agrees that it shall not make any form of representation or statement which would constitute an express or implied endorsement by Licensor of any Licensed Product, and that it shall not authorize others to do so, without first having obtained written approval from Licensor, except as may be required by governmental law, rule or regulation. Licensor agrees, however, that Licensee may identify Licensor, or California Institute of Technology, as the inventor of the Caltech Technology in any advertising or publicity material.

     13.10 Entire Agreement. This Agreement sets forth the complete agreement of the parties concerning the subject matter hereof. No claimed oral agreement in respect thereto shall be considered as any part hereof. No waiver of or change in any of the terms hereof subsequent to the execution hereof claimed to have been made by any representative of either party shall have any force or effect unless in writing, signed by duly authorized representatives of the parties.

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

     13.11 Assignment. This Agreement shall be binding upon and inure to the benefit of any successor or assignee of Licensor. This Agreement is not assignable by Licensee without the prior written consent of Licensor (not to be unreasonably withheld or delayed), except that Licensee may assign this Agreement without the prior written consent of Licensor to any Affiliate or any successor of, or purchaser of a substantial part of, the assets of its business to which this Agreement pertains or services utilizing the methods within the Licensed Patent Rights. Any permitted assignee shall succeed to all of the rights and obligations of Licensee under this Agreement.

     13.12 Export Regulations. This Agreement is subject in all respects to the laws and regulations of the United States of America, including the Export Administration Act of 1979, as amended, and any regulations thereunder.

     13.13 35. U.S.C. Section 204. Licensee agrees that a Licensed Product which embodies a patented invention or is produced through the use thereof for sale in the United States shall be manufactured substantially in the United States to the extent required by 35 U.S.C. Section 204.

     13.14 Governing Law. This Agreement shall be deemed to have been entered into in California and shall be construed and enforced in accordance with California law.

     13.15 Third-Party Technology. Nothing in this Agreement will impair Licensee's right to independently acquire, license, develop for itself, or have others develop for it, intellectual property and technology performing similar functions as the Caltech Technology or to market and distribute products other than Licensed Products based on such other intellectual property and technology.

     13.16 Certain Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

     13.17 Indemnification. Licensor shall indemnify, defend and hold harmless Licensee from and against any and all losses, damages, costs and expenses (including attorneys' fees) arising out of a material breach by Licensor of its representations and warranties


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
("Indemnification Claims"), provided that (i) Licensor is notified promptly of any Indemnification Claims, (ii) Licensee has the sole right to control and defend or settle any litigation within the scope of this indemnity, and (iii) all indemnified parties cooperate to the extent necessary in the defense of any Indemnification Claims. Licensee shall indemnify, defend and hold harmless Licensor, its trustees, agents and employees from and against any and all losses, damages, costs and expenses (including reasonable attorneys' fees) arising out of third party claims brought against Licensor relating to the sale of Licensed Products by Licensee, but not involving or relating to a material breach by Licensor of its representations and warranties.

     13.18 Force Majeure. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence or intentional conduct or misconduct of the nonperforming party, and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

     13.19 Consents and Approvals. Whenever provision is made in this Agreement for either party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed, and whenever in this Agreement provisions are made for one party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed:



                                 CALIFORNIA INSTITUTE OF TECHNOLOGY
                                 (Licensor)


DATE: September 1, 2001          By: /s/ Lawrence Gilbert
     -----------------------        --------------------------------------------
                                 Name:  Lawrence Gilbert
                                 Title: Director, Officer of Technology Transfer



                                 LIQUIDMETAL TECHNOLOGIES (Licensee)


DATE: September 1, 2001          By: /s/ John Kang
     -----------------------        --------------------------------------------
                                 Name: John Kang
                                       -----------------------------------------
                                 Title: Chief Executive Officer
                                       -----------------------------------------

                                    EXHIBIT A

                      LICENSED INTELLECTUAL PROPERTY RIGHTS

TECH. DISCLOSURE #/         APPLN SERIAL #/
CALTECH I.D. #              ISSUED PATENT #          DATE               TITLE
-------------------         ---------------          -------            --------------------------------------------
CIT 2193*                   5,288,344                2/22/94            Beryllium Bearing Amorphous Metallic Alloys
                                                                        Formed by Low Cooling Rates

                                                                        By: William L. Johnson and Atakan Peker

CIT 2193-D*                 5,368,659                11/29/94           Method of Forming Berryllium Bearing
                                                                        Metallic Glass

                                                                        By: William L. Johnson and Atakan Peker

CIT 2323-1                  5,618,359                4/8/97             Metallic Glass Alloys of Zr, Ti, Cu and Ni

                                                                        By: William L. Johnson, Xiang-Hong Lin and
                                                                        Atakan Peker

CIT 2423                    5,735,975                4/7/98             Quinary Metallic Glass Alloys

                                                                        By: William L. Johnson and Xiang-Hong Lin

CIT 2530                    5,950,704                9/14/99            Replication of Surface Features from a
                                                                        Master Model to an Amorphous Metallic Article

                                                                        By: William L. Johnson, Eric Bakke and
                                                                        Atakan Peker

CIT 2531*                   5,896,642                4/27/99            Die-Formed Amorphous Metallic Articles and
                                                                        Their Fabrication

                                                                        By: William L. Johnson, Eric Bakke and
                                                                        Atakan Peker

CIT 2532                    08/853,557               5/8/97             Ductile Reinforced Amorphous Metal Product
                                                                        and Method

                                                                        By: Richard B. Dandliker, R. Dale Connor,
                                                                        William L. Johnson and Haein C. Yim

CIT 2541*                   5,797,443                8/25/98            Method of Casting Articles of a
                                                                        Bulk-Solidifing Amorphous Alloy

                                                                        By: William L. Johnson, Eric Bakke and
                                                                        Atakan Peker

CIT 2651                    6,010,580                1/4/00             Composite Penetration

                                                                        By: Robert D. Connor, Richard Candliker,
                                                                        William L. Johnson and M. Tenhover

CIT 2953-PCT                PCT/US00/11790           5/1/00             In-Situ Ductile Metal/Bulk Metallic Glass
                                                                        Matrix Composites Formed by Chemical
                                                                        Partitioning

                                                                        By: Charles C. Hays, William L. Johnson and
                                                                        Choong Paul Kim

CIT 3230*+                  09/879,545               6/11/01            Casting of Amorphous Metallic Parts by Hot
                                                                        Mold Quenching

                                                                        By: Andras A. Kundig, William L. Johnson
                                                                        and Alex Dommann

CIT 3349-P*                 60/248,901               11/14/00           Use of Large Inertial Body Forces in
                                                                        Discovery, Processing, and Manufacture of
                                                                        Multicomponent Bulk Metallic Glass Forming
                                                                        Alloys and Components Fabricated Thereof

                                                                        By: William L. Johnson

CIT 3404-P*                 60/271,188               2/23/01            A High Temperature Centrifugal Processing
                                                                        Device for Use In Processing of Liquid
                                                                        Metallic Alloys and Manufacture of Cast
                                                                        Components from these Alloys

                                                                        By: William L. Johnson


+  Subject to a nonexclusive license to Vacumet

*  not supported with Federal funding.

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